Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results

2010 Revenue $188.6 million, up $53.2 million, 39 percent growth year-over-year

LIVERMORE, Calif. — February 1, 2011 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2010, that ended on December 25, 2010. Quarterly revenues were $43.9 million, down 7% from $47.3 million in the third quarter of fiscal 2010, and up 33% from $33.0 million in the fourth quarter of fiscal 2009.

For fiscal 2010, FormFactor posted revenue of $188.6 million, up 39% from $135.3 million in fiscal 2009.

On a GAAP basis net loss for the fourth quarter of fiscal 2010 was $20.4 million or $(0.40) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2010 of $95.8 million or $(1.90) per fully-diluted share and a net loss for the fourth quarter of fiscal 2009 of $28.0 million or $(0.56) per fully-diluted share. Net loss for the fiscal 2010 was $188.3 million or $(3.75) per share, compared to a net loss for fiscal 2009 of $155.7 million or $(3.15) per share.

On a Non-GAAP basis, net loss for the fourth quarter of fiscal 2010 was $14.9 million or $(0.29) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2010 of $27.7 million or $(0.55) per fully-diluted share and a net loss for the fourth quarter of fiscal 2009 of $22.2 million or $(0.45) per fully-diluted share. On a non-GAAP basis, net loss for fiscal 2010 was $98.4 million or $(1.96) per share, compared to a net loss for fiscal 2009 of $87.3 million or $(1.76) per share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

“Our fourth quarter results demonstrate progress we are making to streamline our cost structure and improve cash burn rate, while continuing to develop and introduce new products,” said Tom St. Dennis, CEO of FormFactor. “Our Matrix platform continues to gain traction at all major customers with most of our full wafer contactor business now transitioned to Matrix product family”.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available through February 3, 2011, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 35076660.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements include but are not limited to, projections, statements regarding business momentum, demand for our products and future growth, statements that contain words like “expects,” “anticipates,” “believes,” and the assumptions upon which such statements are based. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM and Flash memory devices and certain other semiconductor devices, the company’s ability to complete qualification of its Matrix platform products for both DRAM and Flash memory applications at major memory customers; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products and request repeat orders; the company’s ability to bring its manufacturing structure and operating expenses in line with revenues; and the scope and extent to which the company repurchases any stock under its authorized stock repurchase program.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement can be found in pages 13 through 33 of the company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the U.S. Securities and Exchange Commission, or SEC, and subsequent SEC filings, including in pages 30 through 33 of the company’s Form 10-Q for the fiscal period ended March 27, 2010, in pages 29 through 31 of the company’s Form 10-Q for the fiscal period ended June 26, 2010, and in pages 35 through 37 of the company’s Form 10-Q for the fiscal period ended September 25, 2010. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Decmber 25,	December 26,	Decmber 25,	December 26,
	2010	2009	2010	2009

Revenues	$43,912	$32,995	$188,565	$135,335
Cost of revenues *	40,593	35,141	190,837	134,516
Gross profit (loss)	3,319	(2,146)	(2,272)	819

Operating expenses:
Research and development	11,476	15,686	55,389	57,509
Selling, general and administrative	14,398	16,489	67,208	78,428
Restructuring charges	1,305	837	15,908	8,780
Impairment of long-lived assets *	—	656	56,401	1,288
Total operating expenses	27,179	33,668	194,906	146,005
Operating loss	(23,860)	(35,814)	(197,178)	(145,186)

Interest income, net	426	711	2,546	3,282
Other income (expense), net	431	385	4,426	(535)
Loss before income taxes	(23,003)	(34,718)	(190,206)	(142,439)
Provision for (benefit from) income taxes	(2,592)	(6,755)	(1,920)	13,214
Net loss	$(20,411)	$(27,963)	$(188,286)	$(155,653)

Net loss per share:
Basic and Diluted	$(0.40)	$(0.56)	$(3.75)	$(3.15)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	50,573	49,755	50,246	49,483

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Twelve Months Ended
	Decmber 25,	December 26,	Decmber 25,	December 26,
	2010	2009	2010	2009

GAAP Net loss	$(20,411)	$(27,963)	$(188,286)	$(155,653)
Deferred tax valuation allowance	—	—	—	44,683
Stock-based compensation, net of related income-tax impact **	4,242	4,364	17,613	16,542
Restructuring charges, net of related income-tax impact**	1,305	787	15,908	5,805
Impairment of long-lived assets, net of related income-tax impact **	—	656	56,401	1,288
Non-GAAP Net loss	$(14,864)	$(22,156)	$(98,364)	$(87,335)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.29)	$(0.45)	$(1.96)	$(1.76)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,573	49,755	50,246	49,483

* Certain amounts were reclassified from Cost of Revenue to Impairment Charges for Q4’09 and FY2009.

**  There was no related income tax impact to stock based compensation, restructuring and impairment charges in the third and fourth quarters of fiscal 2009 and fiscal 2010 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 25,	December 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$121,207	$122,043
Marketable securities	226,028	327,192
Restricted cash	383	—
Accounts receivable, net	28,598	29,412
Inventories	25,764	25,548
Deferred tax assets, net	329	3,296
Refundable income taxes	—	26,774
Prepaid expenses and other current assets	13,982	12,346
Total current assets	416,291	546,611

Restricted cash	297	680
Property and equipment, net	37,311	97,758
Deferred tax assets, net	5,445	2,202
Other assets	6,710	8,717
Total assets	$466,054	$655,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,948	$29,250
Accrued liabilities	24,045	23,417
Income taxes payable	1,894	481
Deferred revenue	4,637	10,856
Total current liabilities	45,524	64,004
Long-term income taxes payable	4,248	6,423
Deferred rent and other liabilities	5,081	5,626
Deferred tax liability	—	2,134
Total liabilities	54,853	78,187
Stockholders’ equity
Common stock, $0.001 par value	52	50
Additional paid-in capital	651,263	630,333
Accumulated other comprehensive income	2,027	1,253
Retained earnings (accumulated deficit)	(242,141)	(53,855)
Total stockholders’ equity	411,201	577,781
Total liabilities and stockholders’ equity	$466,054	$655,968